UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2011

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13010 Preston Road, Suite 100

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2011, Mr. Ned Timmer (“Timmer”), a member of the Board of Directors of CornerWorld Corporation (the “Company”), tendered his resignation from the Board of Directors (the “Board”) effective March 30, 2010.  Mr. Timmer did not sit on any Board committees at the time of his resignation.  His resignation was tendered pursuant to the Settlement Agreement dated February 3, 2011 (the “Settlement Agreement”) between CornerWorld and Ned B. Timmer (“Timmer”).

Item 8.01.	Other Events.

On March 30, 2010, CornerWorld announced that it had completed the terms of the Settlement Agreement between CornerWorld and Timmer.   As a result of consummating the previously reported Settlement Agreement, Timmer has resigned from the Company’s Board of Directors, resigned his position as Chief Operating Officer of the Company’s Woodland Holdings Corporation subsidiary as well as its subsidiary companies (the “Woodland Division”), canceled an aggregate of $6.1 million principal on outstanding notes payable, has returned all collateral stock certificates/membership interests of the Company’s subsidiaries in his possession, has returned all 33,950,000 shares of CornerWorld common stock beneficially owned by him, has terminated the lease to his building and has agreed to dismiss all legal proceedings within 5 business days of the date hereof, among other things. In exchange for the aforementioned, the Company paid Timmer a lump sum of $6.0 million in cash and issued a $1.8 million, subordinated, five year promissory note.

“We are thrilled to announce the completion of the acquisition of our Woodland Division and the beginning of the next era for Cornerworld, its employees and its shareholders,” said Scott Beck, CornerWorld CEO.  “The Cornerworld team delivered the Settlement Agreement a full 11 months ahead of what we had envisioned in February 2009 when we acquired the Woodland Division, at which time we had contemplated refinancing the transaction to longer maturities.  This was accomplished despite the distractions of ongoing litigation and difficult capital market conditions. With these challenges behind us, we renew our focus on expanding the business, maximizing our patents and developing next-generation products for the surging mobile markets.”

The Company financed the cash payment to Timmer through a combination of third party financing, internal funds and private capital.  The Company expects to file the required Form 8-K elaborating on the specifics of the financing arrangements, complete with copies of the material agreements, consistent with the SEC mandated four business days.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: March 30, 2011	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer